UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2012

NORTH BAY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-54213
(Commission File Number)

83-0402389
(IRS Employer Identification No.)

2120 Bethel Road
Lansdale, Pennsylvania 19446
 (Address of principal executive offices and Zip Code)

(215) 661-1100
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information  included  in this Form 8-K may contain  forward-looking  statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This information may involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.  These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections included in these forward-looking statements will come to pass.  The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors.  Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 1.01                      Entry Into a Material Definitive Agreement
Item 2.03                      Creation of a Direct Financial Obligation
Item 3.02                      Unregistered Sales of Equity Securities

Effective March 15, 2012, the Registrant entered into an agreement ("the Agreement") with Tangiers Investors LP, ("Tangiers") pursuant to which the Company received $75,000 as a loan from Tangiers.  As the Agreement specifies, loan proceeds will only be used towards expenses related to the Registrant’s mining projects.

The Agreement is structured as a $37,500 Convertible Promissory Note with a maturity date of six (6) months from the Effective Date, and a $37,500 Convertible Promissory Note with a maturity date of twelve (12) months from the Effective Date.  Each Note is convertible into common stock, in whole or in part, at any time and from time to time before maturity at the option of the holder at a fixed price of $0.09 per share, and each Note accrues interest at a rate equal to 9.9% per year.  In addition, the Registrant has agreed to issue 500,000 5-year warrants at an exercise price of $0.09.

The Agreement further specifies that there shall be no penalty for prepayment of the Notes, such that if the loan is repaid in cash before any conversion to stock occurs, the Notes will be deemed satisfied and retired.

The Notes and the warrant issuances referred to above (and the shares of common stock underlying them) are exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

The above described executed Notes and Warrants are attached hereto and incorporated by reference as Exhibit 10.1, 10.2, and 10.3.

The Registrant also reports that Ruby Development Company (“RDC”) has agreed to extend the monthly mortgage payment reduction previously disclosed on Form 8-K filed with the Securities and Exchange Commission on January 5th, 2012, for an additional three months, which reduces the Registrant’s monthly mortgage payments on the Ruby Mine property from $85,000 per month to $10,000 per month until June 30, 2012, or receipt by the Registrant of its expected funding through the federal EB-5 Program, whichever comes first. A full description of the Ruby Mine and the federal EB-5 program as it relates to project funding for the Ruby Mine is disclosed in the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 12, 2012.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1	Six Month Convertible Promissory Note with Tangiers Investors, LP dated March 15, 2012
10.2	Twelve Month Convertible Promissory Note with Tangiers Investors, LP dated March 15, 2012
10.3	Warrants Issued to Tangiers Investors, LP dated March 15, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH BAY RESOURCES INC.
(Registrant)

Dated: March 21, 2012	By:	/s/ Perry Leopold
Perry Leopold
Chief Executive Officer